                                 EXHIBIT 10(g)

                                                                   Exhibit 10(g)

                          SALARY CONTINUATION AGREEMENT

         THIS AGREEMENT is effective this 1st day of December, 1999, by and between SOUTHSIDE BANCSHARES CORP. (the "Company"), with its principal place of business in St. Louis, Missouri, and JOSEPH W. POPE (the "Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

         The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "Change of Control" shall be deemed to have occurred as of the first day any one more of the following conditions shall have been satisfied:

                  (a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons (other than the Southside Bancshares Corp.1993 Non-Qualified Employees Stock Ownership Plan) acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, of the securities of the Company possessing fifty percent (50%) or more of the voting power for the election of directors of the Company;

                   (b) There shall be consummated any consolidation, merger or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company, as the case may be, immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company, as the case may be (or if the Company does not survive such transaction(s), voting securities of the corporation(s) surviving such transaction(s)) having less than fifty percent (50%) of the total voting power in an election of the directors of the Company (or such other surviving corporation (s));

                  (c) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof;

                  (d) Removal by the stockholders of the Company of all or a majority of the incumbent directors of the Company; or

                  (e) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company, as the case may be.


                  1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

                  1.1.3 "Disability" means, if the Executive is covered by a Company sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means a physical or mental impairment, non-self-induced, as diagnosed by a medical doctor selected by the Company, that so incapacitates or disables Executive such that Executive is no longer able to perform the essential functions of his position with reasonable accommodation. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

                  1.1.4 "Early Retirement Date" means the date the Executive attains age fifty-five (55).

                  1.1.5 "Early Retirement Percentage" means fifty percent (50%) on the date the Executive attains age fifty-five (55).

                  1.1.6 "Normal Retirement Date" means the date the Executive attains age sixty-five (65).

                  1.1.7 "Plan Year" means the twelve (12) consecutive month period beginning on the effective date of this Agreement and each anniversary thereof.

                  1.1.8 "Termination of Employment" or "Terminates Employment" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                  1.1.9 "Discount Rate" shall mean eight percent (8%).

                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. If Termination of Executive's Employment occurs on or after the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.1.

                  2.1.1 Amount of Benefit. The annual benefit under this Section
         2.1 is Eighty One Thousand and 00/100 Dollars ($81,000.00), which annual amount will be increased each Plan Year, until the Executive's Normal Retirement Date, by three and one-half percent (3.5%) compounded annually.

                  2.1.2 Payment of Benefit. The Company shall pay the annual benefit determined under subsection 2.1.1 for a period of fifteen (15) years from Executive's retirement under this Section 2.1. The Company's payments shall be made in equal monthly installments (1/12th of the annual benefit). These equal monthly payments to the Executive will begin on the last day of the month which follows the month of the Executive's retirement under this Section 2.1 and continuing until the expiration of one hundred eighty (180) months from the first payment.

         2.2 Early Retirement Benefit. If Termination of Executive's Employment occurs on or after the Early Retirement Date but before the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this
Section 2.2.

                  2.2.1 Amount of Benefit. The annual benefit under this Section
         2.2 is Eighty One Thousand and 00/100 Dollars ($81,000.00), which annual amount will be increased each Plan Year, until the Executive retires, by three and one-half percent (3.5%) compounded annually, multiplied by the Early Retirement Percentage. Five percent (5%) will be added to the Early Retirement Percentage for each anniversary of the Early Retirement Date following such date on which the executive continues to be employed until the Early Retirement Percentage equals one hundred percent (100%).

                  2.2.2 Payment of Benefit. The Company shall pay the annual benefit determined under subsection 2.2.1 for a period of fifteen (15) years from Executive's retirement under this Section 2.2. The Company's payments shall be made in equal monthly installments (1/12th of the annual benefit). These equal monthly payments to the Executive will begin on the last day of the month which follows the month of the Executive's retirement under this Section 2.2 and continuing until the expiration of one hundred eighty (180) months from the first payment.

         2.3 Termination of Employment. If Termination of Employment occurs before the Executive's Early Retirement Date, for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this
Section 2.3.

                  2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the benefit set forth on the attached Schedule A based on the number of completed Plan Years on employment preceding the Executive's Termination of Employment multiplied by the vesting percentage at termination described in 2.3.2.

                  2.3.2 Vesting Schedule. The Executive shall vest at a rate of ten percent (10%) for each subsequently completed Plan Year that this Agreement is in force such that after ten (10) years the Executive shall be one hundred percent (100%) vested in the benefit.

                  2.3.3 Payment of Benefit. The Company shall pay the benefit in a single lump sum to the Executive within thirty (30) days following the Executive's Termination of Employment.

         2.4 Disability Benefit. If the Termination of Employment occurs while the Executive suffers from a Disability prior to the Early Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.4.

                  2.4.1 Amount and Payment of Benefit. Except as may be provided by Section 3.2 , the amount of benefit and method of payment under this
         Section 2.4 is established by the Executive with a written election and filed with the Company. The Company shall pay the elected amount to the Executive in accordance with the written election made by the Executive. The form of the election shall follow the form and content found on the attached Exhibit A. The attached Exhibit A, including the terms governing the Executive's election under this Section 2.4.1, are incorporated into this Agreement by reference.

         2.5 Change of Control Benefit. Upon a Change of Control while the Executive is in the active service of the Company and (i) the Company thereafter terminates the Executive; or (ii) the Executive terminates his employment after either a change in job responsibilities or a reduction in the compensation paid annually to the Executive prior to his Normal Retirement Date, then, subject to the provisions of Section 2.5.1.1 and Section 5.3, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Agreement.

                  2.5.1 Amount and Payment of Benefit. The benefit under this
         Section 2.5 is one hundred percent (100%) of the benefit determined under Schedule A based on the number of completed Plan Years, in accordance with Schedule A, on the date of Termination of Employment. The Company shall pay this benefit to the Executive in a single lump sum within thirty (30) days from Termination of Employment following a Change in Control.

                           2.5.1.1 Excess Parachute Payment. Notwithstanding any
                  provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be a non-deductible parachute payment under
                  Section 280G of the Code.

         2.6 Payment of Benefits in Pay Status. Upon a Change of Control where benefits are in pay status to the Executive or the Executive's beneficiary following the Executive's retirement, death, or Disability, one hundred percent (100%) of the present value of any remaining payments otherwise due pursuant to this Agreement will, in lieu of such remaining payments, be paid in full in a lump sum within thirty (30) days after a Change in Control. The Discount Rate shall be used to determine present value.

         2.7 Payment Restriction. Notwithstanding anything to the contrary in
Section 2.2, Section 2.3, or Section 2.4, if the Executive has not been employed at the Company or any of its subsidiaries for ten (10) years, which ten years can occur either before or after the effective date of this Agreement, the Executive will not be entitled to the payment of any benefits under Section 2.3 or Section 2.4.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. If the Executive dies while employed by the Company and prior to receiving any payments under this Agreement, the Company shall pay to the Executive's beneficiary the benefit described in this
Section 3.1.

                  3.1.1 Amount of Benefit. The annual benefit under this Section
         3.1 is Eighty One Thousand and 00/100 Dollars ($81,000.00), which annual amount will be increased each Plan Year, until the Executive's Normal Retirement Date, by three and one-half percent (3.5%) compounded annually.

                  3.1.2 Payment of Benefit. The Company shall pay the annual benefit determined under subsection 3.1.1 for a period of fifteen (15) years from Executive's death under this Section 3.1. The Company's payments shall be made in equal monthly installments (1/12th of the annual benefit). These equal monthly payments to the Executive's beneficiary will begin on the last day of the month which follows the month of the Executive's death under this Section 3.1 and continuing until the expiration of one hundred eighty (180) months from the first payment.

         3.2 Death During Disability. In the event of the Executive's death following Termination of Employment while suffering a Disability, but where the termination is prior to Early Retirement Age, the Company shall pay the amount described in this Section 3.2. Payment of a benefit under this section is made in lieu of any other payments otherwise due the Executive or the Executive's beneficiary.

                  3.2.1 Benefit Amount. In the event the Executive has received payments under Section 2.4.1 of this Agreement prior to death, then no benefit is provided in this Section 3.2.1. Otherwise, the amount of the benefit under this Section 3.2.1 is the liability accrued by the Company upon Termination of Employment, increased by six percent (6%) compounded annually for each subsequent Plan Year until the Executive's death.

                  3.2.2 Payment of Benefit. The Company shall pay the benefit determined under subsection 3.2.1 to the Executive's beneficiary in a single lump sum within thirty (30) days following the Executive's death.

         3.3 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

                                    ARTICLE 4

                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing with the Company a written designation of beneficiary on an form substantially similar to the form attached as Schedule B. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person, or to a custodian selected by the Company under the Missouri Uniform Transfers to Minors Act for the benefit of such minor. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5

                               GENERAL LIMITATIONS


Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

         5.1 Termination for Cause. If the Company terminates the Executive's employment for any of the following reasons:

                  5.1.1 Gross negligence or gross neglect of duties;

                  5.1.2 Commission of a felony or of a misdemeanor involving moral turpitude; or

                  5.1.3 Fraud, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in personal financial benefit to the Executive and in an adverse effect on the Company.

         5.2 Suicide. If the Executive commits suicide and as a result of such suicide the payment of death proceeds is denied on any policy of insurance owned by the Company insuring the life of the Executive, no benefits shall be payable.

         5.3 Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Company determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Company or its affiliates. To the extent possible, such benefit payment shall be proportionately reduced to allow payment within the fullest extent permissible under applicable law.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. The Company shall notify the Executive in writing, within ninety (90) days of his written application for benefits, of his eligibility or ineligibility for benefits under the Agreement. If the Company determines that the Executive is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Executive of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         6.2 Review Procedure. If the Executive is determined by the Company not to be eligible for benefits, or if the Executive believes that he is entitled to greater or different benefits, the Executive shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Executive believes entitle him to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Executive (and counsel, if any) an opportunity to present his position to the Company orally or in writing, and the Executive (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Executive of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Executive and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Executive.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

         7.1 Amendment or Termination of Agreement After a Change in Control. The Company may amend or terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive; provided, however, that if the Company amends or terminates this Agreement prior to the Executive's Normal Retirement Date while the Executive is in the active service of the Company and subsequent to a Change of Control, then, subject to the provisions of Sections 5.3 and 2.5.1.1, the Company shall pay the Executive one hundred percent (100%) of the benefit determined under Schedule A based on the number of completed Plan Years, in accordance with Schedule A, on the date of termination of this Agreement. The Company shall pay this benefit to the Executive in a single lump sum within thirty (30) days from Termination of Agreement following a Change in Control.

         7.2 Amendment or Termination Prior to a Change in Control. The Company may amend or terminate this Agreement at any time prior to a Change in Control by written notice to the Executive.

                  7.2.1 Subsequent to Executive's Normal Retirement Date. In the event of any such amendment or termination after payment of benefits has commenced, the benefit the Executive shall be entitled is one hundred percent (100%) of the present value of any unpaid benefit under
         Article 2, subject to Sections 5.3 and 2.5.1.1. The Discount Rate shall be used to determine present value. The Company shall pay the benefit under this Section 7.2.1 in a single lump sum payment within sixty (60) days of amendment or termination of this Agreement.

                  7.2.2 Prior to Executive's Normal Retirement Date. If amendment or termination of this Agreement under Section 7.2 occurs after the effective date of this Agreement and before payment of benefits has commenced, the Company shall pay the Executive an amount equal to one hundred percent (100%) of the amount of accrued benefit reflected in Schedule A based on completed Plan Years. The Company shall pay this benefit, if any, to the Executive in a single lump sum payment within sixty (60) days of Agreement amendment or termination.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and permitted transferees.

         8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Missouri, except to the extent preempted by the laws of the United States of America.

         8.6 Unfunded Arrangement. The Executive is a general unsecured creditor of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive has no preferred or secured claim.

         8.7 Severability. Without limitation of any other section contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement and shall be deemed substituted therefore such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law, in case this Agreement or any one or more of its provisions shall be held to be invalid, illegal or unenforceable by any governmental regulatory agency or court of competent jurisdiction.

         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement as of the date indicated below.



/s/ Joseph W. Pope                                   Date:             12/5/99
JOSEPH W. POPE

SOUTHSIDE BANCSHARES CORP.



By:      /s/ Thomas M. Teschner                      Date:             12/5/99
Title:   President & CEO

                                   SCHEDULE A

                      SALARY CONTINUATION AGREEMENT BETWEEN
                  SOUTHSIDE BANCSHARES CORP. AND JOSEPH W. POPE


          Plan Year* Completed
       Before Termination occurs                 Compensation Balance
       -------------------------                 --------------------
                  1                                   $   5,406
                  2                                      11,468
                  3                                      18,266
                  4                                      25,893
                  5                                      34,452
                  6                                      44,059
                  7                                      54,843
                  8                                      66,971
                  9                                      80,595
                 10                                      95,915
                 11                                     113,152
                 12                                     132,557
                 13                                     154,416
                 14                                     179,059
                 15                                     206,861
                 16                                     238,258
                 17                                     273,750
                 18                                     313,922
                 19                                     359,451
                 20                                     411,136
                 21                                     469,921
                 22                                     536,933
                 23                                     613,532
                 24                                     701,390
                 25                                     802,597

                     SALARY CONTINUATION AGREEMENT BETWEEN

                  SOUTHSIDE BANCSHARES CORP. AND JOSEPH W. POPE

                   26                                   919,840
                   27                                 1,056,714
                   28                                 1,218,307
                   29                                 1,412,535
                   30                                 1,653,980
                   31                                 1,982,506
            End of Schedule

     * Plan Year means the anniversary year of the date of the Agreement.

     To calculate an amount for less than a full Plan Year, take the number of completed months of service into the current Plan Year and divide by 12. Then multiply that fraction by the difference between (i) the Plan Year balance shown above for the Plan Year in which termination occurs and (ii) the previous Plan Year's balance. Then add that amount to the previous Plan Year's balance. The result provides credit for all prior full plan years plus a ratio percentage of the current plan year. For example, if the Executive leaves the Company during the 5th plan year four months after the fourth year plan anniversary, then you would take 4/12 times the balance shown for Plan Year 5 minus the balance shown for Plan Year 4. Then add that amount to the balance shown for Plan Year 4 to determine the amount due as a termination payment.

                                   SCHEDULE B
                             BENEFICIARY DESIGNATION

I, Joseph W. Pope, designate the following as beneficiary of any death benefits payable under the Salary Continuation Agreement between myself and SOUTHSIDE BANCSHARES CORP.:

Primary Beneficiary


Name           Melissa A. Pope                      Relationship   Spouse

Address   3081 Cambridge Point Drive, St. Louis, MO  63129

Contingent Beneficiary

Name      Alec J. and Michael T. Pope               Relationship   Children

Address   3081 Cambridge Point Drive, St. Louis, MO  63129

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage. I further understand that this beneficiary designation revokes any and all prior beneficiary designations.

                                             Consented to by Executive's spouse:
Signature         /s/ Joseph W. Pope         Signature   /s/ Melissa A. Pope
                  JOSEPH W. POPE

Date              12/5/99                            Date    12/7/99


Accepted by the Company this 7th day of December, 1999

By:      /s/ Thomas M. Teschner

Title:   President and CEO

                                    EXHIBIT A

                      EXECUTIVE RETIREMENT BENEFIT ELECTION


         THIS ELECTION is made and entered into as of 5th day of December, 1999, by SOUTHSIDE BANCSHARES CORP. (the "Company") located in St. Louis, Missouri, pursuant to the Salary Continuation Agreement between the Company and JOSEPH W. POPE (the "Executive") dated December 1, 1999, (the "Agreement").

         The Executive, by initialing in ink either OPTION 1 or OPTION 2 below hereby elects to receive the Disability Benefit described in the elected option and receive the payment or payments in accordance to the option the Executive elects.


                                    OPTION 1

                  (initials)
         ---------
                  a. Benefit Amount. The amount of the benefit is the amount set forth on the attached Schedule A based on the number of completed Plan Years preceding the Executive's Termination of Employment.

                  b. Payment of Benefit. The Company shall pay the benefit in a single lump sum to the Executive within thirty (30) days following the Executive's Termination of Employment.

                                    OPTION 2
          /s/ JWP (initials)
         ---------
                  a. Benefit Amount. The amount of the benefit is a percentage of the annual benefit set forth in Section 2.1 determined as of the Normal Retirement Date. The fraction to be utilized to determine the percentage has a numerator equal to the amount found on Schedule A of the Agreement based upon the number of completed Plan Years by the Executive as of Termination of Employment increased each subsequent Plan Year until the Executive's Normal Retirement Date by six percent (6%) and a denominator equal to the amount found on Schedule A of the Agreement based upon the Executive having completed all Plan Years up to the Executive's Normal Retirement Date.

                  b. Payment of Benefit. The Company shall pay the annual benefits for a period of fifteen (15) years from Executive's Normal Retirement Date. The Company's payments shall be made in equal monthly installments (1/12th of the annual benefit). These equal monthly payments to the Executive will begin on the last day of the month which follows the month of the Executive attaining the Normal Retirement Date and continuing until the expiration of one hundred eighty (180) months from the first payment.

         The Executive and Company acknowledge and agree that each and every election to select a benefit payment pursuant to OPTION 1 or OPTION 2 made under this EXHIBIT A EXECUTIVE RETIREMENT BENEFIT ELECTION, in order to be valid and effective, must be made by December 31st of the year prior to the calendar year preceding the Executive's Termination of Employment.

         The Executive and Company agree and acknowledge that any election to select a benefit payment pursuant to OPTION 1 or OPTION 2 made under this EXHIBIT A EXECUTIVE RETIREMENT BENEFIT ELECTION not made within the time frame set forth in the paragraph above shall be null and void. When a null and void election is made the most recent election which is not null and void shall determine the method in which the Executive's retirement benefit shall be paid under Section 2.4.1 of the Agreement.

         The Executive and the Company acknowledge and agree that the Company, in the absence of a valid election by the Executive under this EXHIBIT A EXECUTIVE RETIREMENT BENEFIT ELECTION, the Company shall pay any benefit under
Section 2.4.1 of this Agreement under OPTION 1 above.

         The Executive and the Company understands that the Executive may change the election set forth above, consistent with the restrictions set forth in this EXHIBIT A EXECUTIVE RETIREMENT BENEFIT ELECTION, by filing a new written designation with the Company on a form following this EXHIBIT A EXECUTIVE RETIREMENT BENEFIT ELECTION.

Executive:

Signature   /s/ Joseph W. Pope                       Date              12/5/99


Accepted by the Company this 5th day of December, 1999.

By:   /s/ Thomas M. Teschner
Title:   President and CEO